UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2007 (March 21, 2007)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1605
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 21, 2007, Behringer Harvard Opportunity OP I, LP, the operating partnership of Behringer Harvard Opportunity REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), entered into an assignment from Harvard Property Trust, LLC, an entity affiliated with our advisor, of a contract to purchase a portfolio of three office buildings with approximately 456,000 of aggregate rentable square feet located on approximately 22.8 acres in Santa Clara, California (“Santa Clara Tech Center”) from unaffiliated sellers, Sobrato Development Company No. 051, and Real Estate Trust at Community Foundation Silicon Valley.  Santa Clara Tech Center consists of the following office buildings:

•                  a two-story office building containing approximately 153,000 rentable square feet (“Santa Clara Tech Center I”);

•                  a two-story office building containing approximately 153,000 rentable square feet (“Santa Clara Tech Center II”); and

•                  a one-story office building containing approximately 150,000 rentable square feet (“Santa Clara Tech Center III”).

The contract price for Santa Clara Tech Center is $70,000,000, excluding closing costs.  We made an earnest money deposit of $500,000 on March 21, 2007.  An additional earnest money deposit of $3,000,000 is expected to be paid on or about March 29, 2007.

The consummation of the purchase of Santa Clara Tech Center is subject to substantial conditions.  Our decision to consummate the acquisition of Santa Clara Tech Center generally will depend upon:

•                  the satisfaction of the conditions to the acquisition contained in the relevant contracts;

•                  no material adverse change occurring relating to the property, the tenants or in the local economic conditions;

•                  our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make this acquisition; and

•                  our receipt of satisfactory due diligence information, including appraisals, environmental reports and lease information.

Other properties may be identified in the future that we may acquire before or instead of Santa Clara Tech Center.  At the time of this filing, we cannot make any assurances that the closing of this acquisition is probable.

In evaluating Santa Clara Tech Center as a potential acquisition and determining the appropriate amount of consideration to be paid for the portfolio, we have considered a variety of factors, including overall valuation of net rental income, location, demographics, quality of the tenant, length of leases, price per square foot, occupancy and the fact that the overall rental rate at Santa Clara Tech Center is comparable to market rates.  We believe that this property is well located, has acceptable roadway access, is well maintained and has been professionally managed.  Santa Clara Tech Center will be subject to competition from similar office buildings within its market area, and its economic performance could be affected by changes in local economic conditions. Neither we nor our operating partnership have considered any other factors materially relevant to our decision to acquire this property.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: March 27, 2007	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer